SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 15, 2015

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On December 15, 2015, Alliance Data Systems Corporation (the "Company") issued a press release providing an update on its Card Services segment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

As previously disclosed in the Company's Quarterly Report on Form 10-Q for the period ending September 30, 2015, the Company, Conversant and the former directors of Conversant were named as defendants in In re Conversant, Inc. Stockholder Litigation, C.A. No. 10174-VCL, the Court of Chancery of the State of Delaware.  After the plaintiffs in that consolidated action elected not to seek final approval of a preliminary settlement of that action and dismissed their claims against defendants, the Court set a hearing for February 10, 2016 for consideration of an anticipated application by plaintiffs for an award of attorneys' fees and reimbursement of expenses.  On November 16, 2015, the Delaware Court of Chancery approved a stipulation under which the Company agreed to pay $210,000 to lead plaintiffs' counsel for attorneys' fees and expenses in full satisfaction of their claim for attorneys' fees and expenses in the action. The Court of Chancery has not been asked to review, and will pass no judgment on, the payment of a fee or its reasonableness.  The February 10, 2016 hearing has been taken off the Court's calendar. Accordingly, and in light of the prior dismissal of the plaintiffs' claims, no further substantive proceedings in Delaware are expected.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press release dated December 15, 2015 providing an update for the Card Services segment.

The information contained in this report (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 15, 2015	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated December 15, 2015 providing an update for the Card Services segment.